SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
December 11, 2014
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the fall of 2013 the Compensation Committee of the Board of Directors of Independent Bank Corp. (the “Company”) began considering a number of issues with respect to the non-qualified retirement program for executive officers of the Company and/or its wholly-owned commercial bank subsidiary Rockland Trust Company (“Rockland Trust”), including:

•	Current peer practices with respect to non-qualified retirement programs for executive officers; and,

•	Whether to update and recalculate, for the first time since 2008, benefits payable under the existing non-qualified defined benefit supplemental executive retirement plan (the “Rockland SERP”).

In early 2014 the Compensation Committee retained Mercer (US) Inc. (“Mercer”) to assist with evaluating the Company’s non-qualified retirement program for executive officers.

During 2014 the Compensation Committee worked with Mercer to review peer practices, evaluate the Rockland SERP and other non-qualified retirement program alternatives, and design and implement a new non-qualified retirement plan for executive officers of the Company and/or of Rockland Trust. On December 11, 2014 the Company’s Board of Directors, based upon recommendations of the Compensation Committee, voted to revise the Company’s non-qualified retirement program for executive officers by:

•	Freezing the Rockland SERP by closing it to new participants and making no further adjustments to benefits after confirming the annual benefit for each SERP participant as of December 31, 2014; and,

•	Adopting the Rockland Trust Company 401(k) Restoration Plan (the “Restoration Plan”) effective as of January 1, 2015.

In freezing the Rockland SERP the Company’s Board of Directors confirmed and approved the following annual benefits pursuant to the terms and conditions of the Rockland SERP for the individual executive officer participants named below as of December 31, 2014, computed as an annual benefit payable under the SERP upon a participant’s attainment of age 65, based on a 10 Year Certain Single Life Annuity (as defined in the Rockland SERP):

Christopher Oddleifson	$487,427
Denis K. Sheahan	$268,019
Gerard F. Nadeau	$169,790
Jane L. Lundquist	$87,738
Edward H. Seksay	$120,992
Edward F. Jankowski	$74,846
Raymond G. Fuerschbach	$108,594

There was no change to the annual Rockland SERP benefits for Mr. Oddleifson, Mr. Nadeau, Mr. Seksay, or Mr. Sheahan from the annual benefit amount last calculated in 2008 or to the annual Rockland SERP benefits previously established for retired executive officers. Annual Rockland SERP benefits, however, did increase for Mr. Fuerschbach, Mr. Jankowski, and Ms. Lundquist, computed as an annual benefit payable under the SERP upon the participant’s attainment of age 65, based on a 10 Year Certain Single Life Annuity (as defined in the Rockland SERP), as follows:

Participant	10 Year Certain Single Life Certain Annuity Annual Benefit Amount Approved in 2008	10 Year Certain Single Life Certain Annuity Annual Benefit Amount Approved in 2014
Raymond G. Fuerschbach	$60,989	$108,594
Edward F. Jankowski	$42,565	$74,846
Jane L. Lundquist	$64,942	$87,738

The Restoration Plan is a defined contribution plan intended to restore to each participant the matching and discretionary contributions which would have been made to the existing Rockland Trust 401(k) plan on a participant’s behalf but were prohibited due to Internal Revenue Code limitations. The Restoration Plan defines “Compensation” as compensation as defined in Rockland Trust’s 401(k) plan, plus annual cash incentive compensation paid during the Plan year, but excluding bonuses. The Company’s Board of Directors approved the following individuals as participants in the Restoration Plan and, effective as of January 1, 2015, the making of restoration contributions on their behalf pursuant to the terms and conditions of the Restoration Plan:

Christopher Oddleifson
Denis K. Sheahan
Gerard F. Nadeau
Jane L. Lundquist
Edward H. Seksay
Edward F. Jankowski
Raymond G. Fuerschbach

Robert D. Cozzone
Barry H. Jensen

The Company’s Board of Directors also approved the following additional, discretionary contributions under the Restoration Plan on behalf of Mr. Cozzone and Mr. Jensen, who were appointed executive officers of the Company and Rockland Trust in the fall of 2013: a $32,698.47 contribution on behalf of Mr. Cozzone; a $23,715.39 contribution on behalf of Mr. Jensen; and, contributions on behalf of Mr. Cozzone and Mr. Jensen representing five percent of their Compensation (as defined in the Restoration Plan) for each year beginning in 2015 that they participate in the Restoration Plan.

The Company’s Board of Directors also authorized and directed: preparation of a formal amendment to freeze the Rockland SERP; the establishment of a new Rabbi Trust to hold assets for the express purpose of paying obligations to participants in the Restoration Plan, with all assets remaining subject to the general creditors of Rockland Trust in the event of the insolvency; and the taking of such other actions as may be necessary or advisable to freeze the Rockland SERP and implement the Restoration Plan.

A copy of the Restoration Plan is attached as Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: December 17, 2014	BY:/s/Edward Seksay
Edward Seksay
General Counsel